Exhibit 99.1

Phillips 66 Partners Reports Third-Quarter 2021 Financial Results

•Third-quarter earnings of $242 million and adjusted EBITDA of $367 million
•Recently entered into agreement for Phillips 66 to acquire all publicly held units

HOUSTON, Oct. 29, 2021 – Phillips 66 Partners LP (NYSE: PSXP) announces third-quarter 2021 earnings of $242 million, or $1.00 per diluted common unit. Cash from operations was $338 million, and distributable cash flow was $268 million. Adjusted EBITDA was $367 million in the third quarter, compared with $337 million in the prior quarter.

On Oct. 19, 2021, the general partner’s board of directors declared a third-quarter 2021 cash distribution of $0.875 per common unit, or $3.50 per unit on an annualized basis.

Financial Results

Phillips 66 Partners’ third-quarter 2021 earnings were $242 million, compared with $225 million in the second quarter. The Partnership reported adjusted EBITDA of $367 million in the third quarter, compared with $337 million in the prior quarter. The increases in third-quarter earnings and adjusted EBITDA mainly reflect higher equity earnings from the Bakken and Gray Oak pipelines.

Liquidity, Capital Expenditures and Investments

As of Sept. 30, 2021, total debt outstanding was $3.9 billion. The Partnership had $71 million in cash and cash equivalents and $749 million available under its revolving credit facility.

The Partnership’s capital expenditures and investments for the quarter were $103 million. Growth capital included spend on the C2G Pipeline project and funding for the Bakken Pipeline optimization project.

Merger Agreement with Phillips 66

On Oct. 27, 2021, Phillips 66 Partners and Phillips 66 announced that they have entered into an agreement pursuant to which Phillips 66 will acquire all of the publicly held units of Phillips 66 Partners it does not already own in exchange for Phillips 66 common stock. The transaction is expected to close in the first quarter of 2022.

Phillips 66 Partners Reports Third-Quarter 2021 Financial Results

About Phillips 66 Partners

Headquartered in Houston, Phillips 66 Partners is a master limited partnership formed by Phillips 66 to own, operate, develop and acquire primarily fee-based crude oil, refined petroleum products and natural gas liquids pipelines, terminals and other midstream assets. For more information, visit www.phillips66partners.com.

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CONTACTS
Jeff Dietert (investors) 832-765-2297 jeff.dietert@p66.com	Shannon Holy (investors) 832-765-2297 shannon.m.holy@p66.com	Thaddeus Herrick (media) 855-841-2368 thaddeus.f.herrick@p66.com

Phillips 66 Partners Reports Third-Quarter 2021 Financial Results
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements as defined under the federal securities laws. Words and phrases such as “is anticipated,” “is estimated,” “is expected,” “is planned,” “is scheduled,” “is targeted,” “believes,” “continues,” “intends,” “will,” “would,” “objectives,” “goals,” “projects,” “efforts,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future performance and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: the continued ability of Phillips 66 to satisfy its obligations under our commercial and other agreements; the volume of crude oil, refined petroleum products and NGL we or our equity affiliates transport, fractionate, terminal and store; the tariff rates with respect to volumes transported through our regulated assets, which are subject to review and possible adjustment by federal and state regulators; fluctuations in the prices for crude oil, refined petroleum products and NGL; the continuing effects of the COVID-19 pandemic and its negative impact on the demand for refined products; changes in governmental policies relating to crude oil, refined petroleum products or NGL pricing, regulation, taxation, or exports; liabilities associated with the risks and operational hazards inherent in transporting, fractionating, terminaling and storing crude oil, refined petroleum products and NGL; curtailment of operations due to accidents, severe weather (including as a result of climate change) or natural disasters, riots, strikes or lockouts; the inability to obtain or maintain permits, in a timely manner or at all, and the possible revocation or modification of permits; the operation, financing and distribution decisions of our equity affiliates; costs to comply with environmental laws and safety regulations; failure of information technology due to various causes, including unauthorized access or attacks; changes to the costs to deliver and transport crude oil, refined petroleum products and NGL; potential liability from litigation or for remedial actions, including removal and reclamation obligations under environmental regulations; the failure to complete construction of capital projects on time and within budget; general domestic and international economic and political developments including armed hostilities, expropriation of assets, and other political, economic or diplomatic developments, including those caused by public health issues; our ability to comply with our debt covenants and to incur additional indebtedness on favorable terms; changes in tax, environmental and other laws and regulations; and other economic, business, competitive and/or regulatory factors affecting Phillips 66 Partners’ businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 Partners is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information—This news release includes the terms “EBITDA,” “adjusted EBITDA,” “distributable cash flow” and “coverage ratio.” These are non-GAAP financial measures. EBITDA and adjusted EBITDA are included to help facilitate comparisons of operating performance of the Partnership with other companies in our industry. EBITDA and distributable cash flow help facilitate an assessment of our ability to generate sufficient cash flow to make distributions to our partners. We believe that the presentation of EBITDA, adjusted EBITDA and distributable cash flow provides useful information to investors in assessing our financial condition and results of operations. Our coverage ratio is calculated as distributable cash flow divided by total cash distributions and is included to help indicate the Partnership’s ability to pay cash distributions from current earnings. The GAAP performance measure most directly comparable to EBITDA and adjusted EBITDA is net income (loss). The GAAP liquidity measure most comparable to EBITDA and distributable cash flow is net cash provided by operating activities. The GAAP financial measure most comparable to our coverage ratio is calculated as net cash provided by operating activities divided by total cash distributions. These non-GAAP financial measures should not be considered as alternatives to their comparable GAAP measures. They have important limitations as analytical tools because they exclude some but not all items that affect their corresponding GAAP measures. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because EBITDA, adjusted EBITDA, distributable cash flow and coverage ratio may be defined differently by other companies in our industry, our definition of those measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in this release.

References in the release to earnings or losses refer to net income or losses attributable to the Partnership. References to EBITDA refer to earnings before interest, income taxes, depreciation and amortization.

Phillips 66 Partners Reports Third-Quarter 2021 Financial Results

Results of Operations (Unaudited)

Summarized Financial Statement Information
	Millions of Dollars Except as Indicated
	Q3 2021	Q2 2021
Selected Income Statement Data
Total revenues and other income	$452	423
Net income	255	234
Net income attributable to the Partnership	242	225

Adjusted EBITDA	367	337
Distributable cash flow	268	267

Net Income Attributable to the Partnership Per Limited Partner Unit—Diluted (Dollars)
Common units	$1.00	0.91

Selected Balance Sheet Data
Cash and cash equivalents	$71	2
Equity investments	2,941	2,962
Total assets	7,077	7,001
Total debt	3,896	3,910
Equity held by public
Preferred units	729	729
Common units	2,657	2,649
Equity held by Phillips 66
Common units	(798)	(820)

Phillips 66 Partners Reports Third-Quarter 2021 Financial Results

Statement of Income

	Millions of Dollars
	Q3 2021	Q2 2021
Revenues and Other Income
Operating revenues—related parties	$275	274
Operating revenues—third parties	8	6
Equity in earnings of affiliates	163	142
Other income	6	1
Total revenues and other income	452	423

Costs and Expenses
Operating and maintenance expenses	89	93
Depreciation	38	34
Impairments	10	—
General and administrative expenses	17	18
Taxes other than income taxes	10	11
Interest and debt expense	32	32
Total costs and expenses	197	188
Income before income taxes	255	235
Income tax expense	—	1
Net Income	255	234
Less: Net income attributable to noncontrolling interest	13	9
Net Income Attributable to the Partnership	242	225
Less: Preferred unitholders’ interest in net income attributable to the Partnership	12	12
Limited Partners’ Interest in Net Income Attributable to the Partnership	$230	213

Phillips 66 Partners Reports Third-Quarter 2021 Financial Results

Selected Operating Data

	Q3 2021	Q2 2021
Wholly Owned Operating Data
Pipelines
Pipeline revenues (millions of dollars)	$121	121
Pipeline volumes(1) (thousands of barrels daily)
Crude oil	954	957
Refined petroleum products and NGL	994	1,029
Total	1,948	1,986

Average pipeline revenue per barrel (dollars)	$0.67	0.66

Terminals
Terminal revenues (millions of dollars)	$40	43
Terminal throughput (thousands of barrels daily)
Crude oil(2)	446	397
Refined petroleum products	780	827
Total	1,226	1,224

Average terminaling revenue per barrel (dollars)	$0.36	0.38

Storage, processing and other revenues (millions of dollars)	$122	116
Total Operating Revenues (millions of dollars)	$283	280

Joint Venture Operating Data(3)
Crude oil, refined petroleum products and NGL (thousands of barrels daily)	1,294	1,327
(1) Represents the sum of volumes transported through each separately tariffed pipeline segment.
(2) Bayway and Ferndale rail rack volumes included in crude oil terminals.
(3) Proportional share of total pipeline and terminal volumes of joint ventures consistent with recognized equity in earnings of affiliates.

Cash Distributions

	Millions of Dollars Except as Indicated
	Q3 2021	Q2 2021
Cash Distributions†
Common units—public	$51	51
Common units—Phillips 66	149	148
Total	$200	199

Cash Distribution Per Common Unit (Dollars)	$0.875	0.875

Coverage Ratio*	1.34	1.34
†Cash distributions declared attributable to the indicated periods.
*Calculated as distributable cash flow divided by total cash distributions. Used to indicate the Partnership’s ability to pay cash distributions from current earnings. Net cash provided by operating activities divided by total cash distributions was 1.69x and 1.44x at Q3 2021 and Q2 2021, respectively.

Phillips 66 Partners Reports Third-Quarter 2021 Financial Results

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to Net Income Attributable to the Partnership

	Millions of Dollars
	Q3 2021	Q2 2021

Net Income Attributable to the Partnership	$242	225
Plus:
Net income attributable to noncontrolling interest	13	9
Net Income	255	234
Plus:
Depreciation	38	34
Net interest expense	31	32
Income tax expense	—	1
EBITDA	324	301
Plus:
Proportional share of equity affiliates’ net interest, taxes, depreciation and amortization, and impairments	51	51
Expenses indemnified or prefunded by Phillips 66	—	1
Impairments	10	—
Less:
Adjusted EBITDA attributable to noncontrolling interest	18	16
Adjusted EBITDA	367	337
Plus:
Deferred revenue impacts*†	2	(4)
Less:
Equity affiliate distributions less than proportional adjusted EBITDA	14	3
Maintenance capital expenditures†	44	17
Net interest expense	31	32
Preferred unit distributions	12	12
Income taxes paid	—	2
Distributable Cash Flow	$268	267
*Difference between cash receipts and revenue recognition.
†Excludes Merey Sweeny capital reimbursements and turnaround impacts.

Phillips 66 Partners Reports Third-Quarter 2021 Financial Results

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to Net Cash Provided by Operating Activities

	Millions of Dollars
	Q3 2021	Q2 2021

Net Cash Provided by Operating Activities	$338	286
Plus:
Net interest expense	31	32
Income tax expense	—	1
Changes in working capital	(36)	(11)
Undistributed equity earnings	2	(7)
Impairments	(10)	—
Deferred revenues and other liabilities	—	2
Other	(1)	(2)
EBITDA	324	301
Plus:
Proportional share of equity affiliates’ net interest, taxes, depreciation and amortization, and impairments	51	51
Expenses indemnified or prefunded by Phillips 66	—	1
Impairments	10	—
Less:
Adjusted EBITDA attributable to noncontrolling interest	18	16
Adjusted EBITDA	367	337
Plus:
Deferred revenue impacts*†	2	(4)
Less:
Equity affiliate distributions less than proportional adjusted EBITDA	14	3
Maintenance capital expenditures†	44	17
Net interest expense	31	32
Preferred unit distributions	12	12
Income taxes paid	—	2
Distributable Cash Flow	$268	267
*Difference between cash receipts and revenue recognition.
†Excludes Merey Sweeny capital reimbursements and turnaround impacts.